UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

BEACON ROOFING SUPPLY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50924	36-417337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300, Herndon, VA 20170

(Address of Principal Executive Offices) (Zip Code)

(571) 323-3939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Director

On October 29, 2018, the Board of Directors (the “Board”) of Beacon Roofing Supply, Inc. (the “Company”) set the size of the Board at twelve members, and upon the recommendation of its Nominating and Corporate Governance Committee, appointed Major General (Ret.) Barbara G. Fast as a new director to serve until the 2019 Annual Meeting of Shareholders. Gen. Fast has also been appointed to serve as a member of the Board’s Compensation Committee.

Gen. Fast will be compensated on a pro-rated basis for her service on the Board in accordance with the Company’s compensation program for non-employee directors set forth on page 35 of the Company’s most recent proxy statement (filed January 10, 2018), including a pro-rated annual award of restricted stock units granted under the Company’s 2014 Amended and Restated Stock Plan based on the effective date of her appointment.

A copy of the press release announcing the appointment of Gen. Fast is attached hereto as Exhibit 99.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Index

Exhibit #	Description

99	Beacon Roofing Supply, Inc. Press Release, dated October 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: October 29, 2018	By:	/s/ JOSEPH M. NOWICKI
JOSEPH M. NOWICKI
Executive Vice President & Chief Financial Officer